CERTIFICATE

                                       OF

                                  INCORPORATION

                                       OF

                                 NFR POWER, INC.



                            Under Section 402 of the
                            Business Corporation Law


                              Filer: Kyle G. Storie
                                          10 Lafayette Square
                                          Buffalo, New York 14203

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 NFR POWER, INC.


                            ------------------------
                            Under Section 402 of the

                            Business Corporation Law
                            ------------------------





         The undersigned, being over the age of eighteen, for the purpose of forming a corporation pursuant to Section 402 of the Business Corporation Law, hereby certifies:

         FIRST:     The name of the Corporation is NFR Power, Inc.
         -----

         SECOND:  The  purpose for which it is formed is to engage in any lawful
         ------
act or activity for which corporations may be organized under the Business Corporation Law of New York, provided that the Corporation shall not engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

         THIRD:    The office of the Corporation is to be located in the County
         -----
of Erie, State of New York.

         FOURTH:     The aggregate number of shares which the Corporation shall
         ------
have authority to issue is 20,000 shares of common stock, $1.00 par value.

         FIFTH:   The  Secretary  of  State  is  designated  the  agent  of  the
         -----
Corporation upon whom process against the Corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is 478 Main Street, Buffalo, New York 14202, Attn: Robert J.
Kreppel.

         SIXTH:  To the  fullest  extent  permitted  by the  New  York  Business
         -----
Corporation Law, as the same exists on the date of the incorporation of the Corporation or to such greater extent permitted by any amendment thereof, a director of the Corporation shall not be liable to the Corporation or its shareholders for damages for any breach of duty as a director. No amendment or repeal of this paragraph or adoption of any provision inconsistent herewith shall have any effect on the liability of any director of the Corporation with respect to any act or omission as a director occurring prior to the amendment, repeal or adoption.

         IN WITNESS WHEREOF, I have executed this Certificate this 13th day of December, 1995 and affirmed the statements contained herein as true under penalties of perjury.



                                        /s/ Kyle G. Storie
                                      ------------------------------
                                      Kyle G. Storie,   Incorporator
                                      10 Lafayette Square
                                      Buffalo, New York 14203